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                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549
                                       --------
                                          FORM S-8
                                     REGISTRATION STATEMENT
                                           Under
                                   The Securities Act of 1933
                                       --------

                                         ADOLPH COORS COMPANY
                          (Exact name of registrant as specified in its charter)

                 Colorado                                    84-0178360
       (State or other jurisdiction                         (I.R.S. Employer
     of incorporation or organization)                       Identification No.)

            12th and Ford Street
            Golden, Colorado                       80401
   (Address of principal executive offices)       (Zip Code)

                                                   COORS 401(k) SAVINGS PLAN
                                                                    FOR
                              HOURLY EMPLOYEES AT THE MEMPHIS, TENNESSEE BREWERY

                                                                    AND

                                 ADOLPH COORS COMPANY DEFERRED COMPENSATION PLAN

                                              (Full title of the Plans)
                                                     ---------


M. Caroline Turner, Esq.                              With copies to:
12th and Ford Street
Golden, Colorado  80401                               Thomas A. Richardson, Esq.
(Name and address of agent for service)               Holme Roberts & Owen LLP
                                                      1700 Lincoln, Suite 4100
(303) 277-3320                                        Denver, Colorado   80203
(Telephone number, including area code,               (303) 861-7000
of agent for service)

                                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Title of                                                      Proposed Maximum    Proposed Maximum
Securities to be                  Amount to be                Offering Price      Aggregate                  Amount of
Registered                        Registered                  Per Share(1)        Offering Price(1)          Registration Fee
-------------------------------------------------------------------------------------------------------------------

Class B Common Stock              163,265 shares              32.75               $5,346,929                 $1,620
(2)

-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457 based on the average of the closing price for Class B Common Stock on February 5, 1998 as reported on the Nasdaq National Market.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Coors 401(k) Savings Plan for Hourly Employees at the Memphis, Tennessee Brewery (the"401(k) Plan") and the Adolph Coors Company Deferred Compensation Plan.

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



PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the  "Commission") are incorporated by reference in the Registration
Statement:

     (1) Annual Report on Form 10-K of the Company for the year ended December 29, 1996.

     (2) Quarterly Report on Form 10-Q of the Company for the quarter ended March 30, 1997.

     (3) Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 1997.

     (4) Quarterly Report on Form 10-Q of the Company for the quarter ended September 29, 1997.

     (5) Current Report on Form 8-K of the Company filed with the Commission on May 2, 1997.

     (6) The description of the Class B Common Stock contained in a registration statement on Form S-8 , dated June 6, 1995. (Registration No. 033-59979)

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Article Ten of the Company's Amended and Restated Articles of Incorporation and Article VI of the Company's Bylaws require the Company to indemnify, to the fullest extent allowed by the Colorado Business Corporation Act (the "CBCA"), any person who serves or who has served at any time as a director or an officer of the Company, and any director or officer who, at the request of the Company, serves or at any time has served as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer.

         Article Nine of the Company's Amended and Restated Articles of Incorporation provides that directors of the Company shall not be liable to the Company or any of its shareholders for monetary damages caused by a breach of fiduciary duty as a director.


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         Sections 7-109-102 and 103 of the CBCA authorize the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

         The above discussion of the Company's Amended and Restated Articles of Incorporation, Bylaws and the CBCA is only a summary and is qualified in its entirety by the full text of each of the foregoing.

         Directors and officers of the Company and its subsidiaries are covered by an insurance policy which insures them against certain losses, liabilities and expenses. The annual aggregate liability limit under the policy is $20,000,000, with no deductible. The policy contains numerous exclusions, including exclusions for personal profit, libel and slander and certain environmental liabilities. The policy also covers expenditures by the Company and its subsidiaries for the lawful indemnification of directors and officers, with a $500,000 deductible for each occurrence. The same $20,000,000 liability limit applies to the corporate coverage.

Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Exhibit No.       Description

23.1              Consent of Price Waterhouse LLP
24.1              Powers of Attorney

         The undersigned registrant hereby undertakes that the registrant will submit the 401(k) Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plan.


Item 9.  Undertakings

         (a)      Rule 415 Offerings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate,

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



represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, February 5, 1998.

                                               ADOLPH COORS COMPANY,
                                               a Colorado corporation


                                               By /s/   William K. Coors
                                                   William K. Coors, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                            Title/Position Held
Signature                                   with Registrant                                                       Date

/s/ William K. Coors                        Chairman and President                      February 5, 1998
--------------------------------
William K. Coors                            Chief Executive Officer

/s/ Timothy V. Wolf                         Vice President                              February 5, 1998
--------------------------------
Timothy V. Wolf                                      Chief Financial Officer
                                            Principal Financial Officer
                                            Principal Accounting Officer

/s/ Joseph Coors                            Vice Chairman                               February 5, 1998
-----------------------------
Joseph Coors

/s/ Peter H. Coors                          Director                                    February 5, 1998
----------------------------
Peter H. Coors

/s/ Wayne R. Sanders                        Director                                    February 5, 1998
-----------------------------
Wayne R. Sanders

/s/ J. Bruce Llewellyn                      Director                                    February 5, 1998
----------------------------
J. Bruce Llewellyn

/s/ Luis G. Nogales                         Director                                    February 5, 1998
-----------------------------
Luis G. Nogales

/s/ Pamela H. Patsley                       Director                                    February 5, 1998
---------------------------
Pamela H. Patsley

         Pursuant to the requirements of the Securities Act of 1933, the administrators of the Coors 401(k) Plan for Hourly Employees at the Memphis, Tennessee Brewery have caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on February 5, 1998.

COORS 401(k) PLAN FOR HOURLY WORKERS
AT MEMPHIS TENNESSEE BREWERY


By /s/ Timothy V. Wolf
         Name:  Timothy V. Wolf
         Title:    Plan Administrator


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




                                                 INDEX TO EXHIBITS

Exhibit
Number                       Description


23.1              Consent of Price Waterhouse LLP

24.1              Powers of Attorney









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